Exhibit 10.3

                          INVENTORY PURCHASE AGREEMENT


         GMAC Business Credit, LLC ("GMAC/BC" or "Lender") and Delphi Automotive Systems, Inc. ("Customer") enter into this Agreement on March 29, 2001.

                                    RECITALS

         A. Onkyo Acquisition Corporation ("Supplier") produces component parts for Customer pursuant to purchase orders and releases issued thereunder by Customer (the "Components"). From time to time Supplier will be in possession of raw materials and work in process related to Components, together with finished Components (collectively, "Inventory").

         B. Lender provides working capital financing to Supplier secured by, among other collateral, a first priority lien and security interest in all of Supplier's inventory and accounts receivable.

         C. Customer is entering into this Agreement to induce GMAC/BC to modify its agreements with Supplier to provide additional financing as requested by Supplier.

         Based on the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:
                              TERMS AND CONDITIONS
         1. During the term of this Agreement, upon the occurrence of a "Trigger Event" (defined below), Customer will purchase all of Supplier's "useable" and "merchantable" Inventory related to Components from (a) Lender (if Lender obtains possession of and the right to sell such inventory by way of repossession, voluntary surrender, judicial intervention or otherwise), (b) an assignee for the benefit of Supplier's creditors (an "Assignee"), a debtor in possession or trustee in bankruptcy, for Lender's benefit (a "Trustee"), or (c) Supplier, if Lender so elects and all applicable conditions of this Agreement can otherwise be satisfied. For purposes of this Agreement, the term "usable" means finished goods, raw materials and work in process Inventory (as the case may be) which are reasonably usable by Customer (or Customer's alternative supplier(s) of Components) in connection with manufacturing Components for which Customer has or will have unsatisfied requirements; for purposes of this Agreement, the quantity of Inventory that is "useable" at any time will not be less than the quantities necessary to satisfy any outstanding releases issued by Customer to Supplier. The term "merchantable" as used in this Agreement means merchantable as that term is defined in U.C.C. ss.2-314 and reasonably in conformance with all applicable Customer purchase order specifications. If, at the time of a Trigger Event, the aggregate quantity of a particular Component for which Customer has or will have unsatisfied requirements is less than (a) the number of the particular finished Components in Supplier's possession plus
(b) the quantity of Components that could be manufactured from work in process and raw materials in Supplier's possession, then Customer will purchase such Inventory in the following order of precedence: first, finished Components; second, work in process; and, third, raw materials. For example, if Customer's existing and prospective unsatisfied requirements for a particular Component as of the date of a Trigger Event are 150 units, and Lender takes possession of 75 units of the Component in the finished good state, 50 units of the Component in the work in process state, and raw materials sufficient to manufacture an additional 100 units of the particular Component, assuming the referenced items are otherwise merchantable and usable by Customer (and the terms of the Agreement are otherwise satisfied), Customer will purchase on account of the particular Component, 75 units of finished goods, 50 units of work in process and 25 units of raw materials.
         2. The purchase price for the Inventory to be purchased under this Agreement (the "Purchase Price") will be calculated as follows:

                  (a) for raw materials - the cost of the raw materials, with cost based on Supplier's actual cost.

                  (b) for work in process - the cost, with cost calculated on a percentage of completion basis applied to Supplier's standard cost for the respective items of Inventory.

                  (c) for finished Components - the otherwise applicable selling price to Customer.

All prices are F.O.B. Supplier. For purposes of subparagraph (b) above, percentage of completion shall be based on the mutual agreement of Customer and Lender, or if such agreement cannot be reached within fifteen (15) days after a Trigger Event, Customer and Lender shall each select an independent accountant (whose fees and costs shall be paid by the respective party) who shall determine the appropriate percentages of completion for work in process Inventory; if the two independent accountants cannot agree, disputes will be referred to binding arbitration with all costs and expenses shared equally. Should either Lender or Customer fail to appoint an accountant within ten (10) days after the fifteen
(15) day deadline referred to above, the applicable percentages of completion shall be determined by the independent accountant selected by Customer or Lender, as the case may be, acting alone. Customer agrees to pay the Purchase Price for the Inventory purchased pursuant to this Agreement without setoff or deduction for any claims or rights Customer may have against Supplier, which rights and claims Customer otherwise reserves and does not waive.
         3. Customer will only be required to purchase Inventory pursuant to this Agreement if prior to the expiration of this Agreement Lender notifies Customer in writing of its intent to invoke this Agreement after the occurrence of any one of the following events (a "Trigger Event"):

                  (a) Supplier is in default of its obligations to Lender and Lender has demanded payment, accelerated Supplier's indebtedness or otherwise started to enforce its rights in or to Supplier's assets; or

                  (b) Supplier files (or has filed against it) a petition for relief under the Bankruptcy Code, 11 U.S.C. ss.101, et seq.; or

                  (c) Lender's credit facility expires or is terminated in accordance with its terms, and Lender has not been paid in full at the time of the expiration or termination.

Lender will use its best efforts, in good faith, to notify Customer of its intent to invoke this Agreement within 5 business days of the occurrence of a Trigger Event. Customer will only be obligated to purchase Inventory under this Agreement if Lender (or Supplier or a Trustee acting for Lender's benefit) can satisfy all of the requirements of this Agreement and Customer is allowed to take possession of the involved Inventory no later than ninety (90) days after Customer's receipt of written notice of a Trigger Event.
         4. This Agreement shall be in effect until December 31, 2001 (the "Term"). If a notice of a Trigger Event is delivered prior to the expiration of this Agreement, Customer will be obligated to purchase Inventory under this Agreement even if this Agreement subsequently expires by its terms if the terms of this Agreement are otherwise satisfied.
         5. Customer will only be obligated to purchase Inventory under this Agreement if Lender (or Supplier, an Assignee, a debtor-in-possession, or a Trustee acting for the benefit of Lender) can sell and deliver the Inventory to Customer free and clear of all liens and security interests including any liens senior to Lender's lien and security interest. Any sale of Inventory by Lender will be a private sale pursuant to U.C.C. ss.9-504 and Lender will represent and warrant in connection with such sale, that (a) Lender has a first priority security interest in the Inventory, and (b) Lender has the right to sell Supplier's interest in the Inventory. If a debtor-in-possession, or a Trustee sells Inventory for the benefit of Lender, such sale shall be pursuant to a final order under 11 U.S.C. ss.363 (or any successor statute) entered after appropriate notice and a hearing, with all Inventory sold free and clear of all liens and security interests. If Inventory is sold to Customer by Supplier or an Assignee, Lender must represent and warrant in writing that it has a first priority lien and security interest in the Inventory, such sale is free and clear of its lien and security interest and that Lender consents to the sale.
         6. Subject to Inventory meeting the definition of "useable" and "merchantable" as set forth above, all Inventory (and related supplier warranties) sold to Customer hereunder shall be sold AS IS WITH NO WARRANTIES, EXPRESSED OR IMPLIED, WHATSOEVER INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. However, any warranties related to the Inventory which are given to Supplier by its suppliers shall be deemed to pass to Customer upon purchasing the particular Inventory, to the fullest extent permitted under applicable law.

         7. This Agreement is intended for the benefit of Customer, and Lender, its successors and assigns (and, an Assignee, a Trustee or a debtor-in-possession as provided in paragraph 6) only and no third parties, including Supplier (other than as expressly set forth in paragraph 6), shall have any rights hereunder.

         8. Notices given pursuant to this Agreement shall be given in writing at the following addresses (by overnight courier or registered mail):

                  If to Lender:             Ms. Diane Guzzo, Vice President
                                            GMAC Business Credit, LLC
                                            500 West Madison
                                            Chicago, IL  60661


                  If to Customer:           _________________

         9. This Agreement constitutes the entire understanding of the parties and may only be modified or amended by a writing signed by the party to be charged. This Agreement is governed by Illinois law and may be executed in counterparts, and facsimile copies of signatures shall be treated as original signatures for all purposes.

         10. Waiver of Jury Trial. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY SHALL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.


GMAC BUSINESS CREDIT, LLC


By: ________________________________
Its: _______________________________


DELPHI AUTOMOTIVE SYSTEMS, INC.


By:__________________________________


Its: ________________________________


                              *********************


                           CONSENT AND ACKNOWLEDGMENT

         While not a party to the foregoing Agreement, Onkyo America, Inc.("Supplier") consents to and agrees to be bound by all terms and conditions of the Agreement. Further, Supplier acknowledges that if Lender sells Inventory to Customer under the Agreement, the sale pursuant to the Agreement and the Purchase Price paid by Customer shall constitute a commercially reasonable sale in all respects (including method, time, place and terms) and a commercially reasonable price.

ONKYO AMERICA, INC.



By:  _____________________________

Its:______________________________